FORM OF GLOBAL NOTE

[FACE OF NOTE]

Exhibit 4.2

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PURSUANT TO A RECOMMENDATION PROMULGATED BY THE COMMITTEE ON UNIFORM SECURITY IDENTIFICATION PROCEDURES, THE COMPANY HAS CAUSED CUSIP NUMBERS TO BE PRINTED ON THE NOTES AND THE TRUSTEE MAY USE CUSIP NUMBERS IN NOTICES OF REDEMPTION OR REPURCHASE AS A CONVENIENCE TO HOLDERS.  NO REPRESENTATION IS MADE AS TO THE ACCURACY OF SUCH NUMBERS EITHER AS PRINTED ON THE NOTES OR AS CONTAINED IN ANY NOTICE OF REDEMPTION OR REPURCHASE AND RELIANCE MAY BE PLACED ONLY ON THE OTHER IDENTIFICATION NUMBERS PLACED THEREON.

[IF THIS NOTE WILL NOT BE HELD THROUGH DTC, INSERT: “THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. THE ISSUE DATE IS APRIL 9, 2009. INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT UNDER THIS NOTE CAN BE PROMPTLY OBTAINED BY SENDING A WRITTEN REQUEST TO THE TREASURER OF THE ISSUER AT 3 HIGH RIDGE PARK, STAMFORD, CONNECTICUT 06905.”]

Frontier Communications Corporation

No. ___	7.625% SENIOR NOTES DUE 2024

CUSIP No. 35906A AN8	$____________

Frontier Communications Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay                           , or its registered assigns, the principal sum of $ ( United States dollars) or such other principal amount as shall be set forth under “Schedule of Increases or Decreases in Note” attached hereto on April 15, 2024 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2013, and on the Maturity Date (or on any redemption or repayment date) the amount of interest on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Note, from and including April 10, 2013 or from but excluding the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1 (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal, any premium and the interest due on the Maturity Date (or on any redemption or repayment date) of this Note will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

Frontier Communications Corporation

By:   ________________________________
Name:
Title:

By:    ________________________________
Name:
Title:

This is one of the Notes of the series designated therein described in the within-mentioned Indenture.

Dated:
The Bank of New York Mellon, as Trustee

By:  _________________________________
Authorized Officer

[REVERSE OF NOTE]

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company (hereinafter called the “Securities”), all issued or to be issued under and pursuant to the Indenture, dated as of April 9, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of April 9, 2009 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of October 1, 2009 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of May 22, 2012 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of August 15, 2012, as amended by the First Amendment to the Fourth Supplemental Indenture, dated as of October 1, 2012 (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture, dated as of April 10, 2013 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Company has appointed the Trustee as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. This Note is one of the series designated on the face hereof initially limited in aggregate principal amount to $750,000,000.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time Outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. This Note is redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

1.	100% of the principal amount of the Notes to be redeemed then Outstanding; and

2.
as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50-basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the Company selects a redemption date that is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the person in whose name the Note is registered at the close of business on such Record Date.

The Company will mail a notice of redemption at least 30 days, but not more than 60 days, before the redemption date to each Holder of the Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

1.
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

2.
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the Outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

6. CERTAIN COVENANTS. The Indenture restricts the ability of the Company and its Subsidiaries to incur Indebtedness at the Company’s Subsidiaries, create certain Liens and merge or consolidate with other companies. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

7. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

8. DEFEASANCE. The Indenture contains provisions for legal defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

9. DENOMINATIONS; EXCHANGES. (a) The Notes are issuable in registered form without coupons in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

10. HOLDER AS OWNER. Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Company, the Trustee or any Agent of the Company or the Trustee shall be affected by any notice to the contrary.

11. NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12. LOSS, THEFT OR DESTRUCTION. In case any Note shall at any time become mutilated or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as maybe required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated, or in lieu of the Note so destroyed or lost or stolen, but, in case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Company that such Note was destroyed or lost or stolen and, if required by the Company or the Trustee, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

13. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

____________________________________

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

____________________________________
the within Note of Frontier Communications Corporation and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Frontier Communications Corporation, with full power of substitution in the premises.

Dated:      ____________________________

Signature     __________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT

MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

___________________________        ___________________________

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is U.S.$             .  The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized officer of Trustee